Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tucows Inc.

We consent to the incorporation by reference in the Registration Statements (No. 333-12279, 333-37545, 333-61181, 333-30342, 333-74010, 333-106961, 333-140985, 333-169848, 333-207863, 333-250959, 333-260785, 333-271742 and 333-285252) on Form S-8 of our report, dated March 15, 2023, except for the schedule of the condensed financial statements of Tucows Inc., which is as of April 1, 2024, with respect to the consolidated financial statements, which comprise the consolidated statements of comprehensive income (loss), stockholders’ equity, and cash flows of Tucows Inc. for the year ended December 31, 2022, and the related notes, and the schedule of the condensed statements of income (loss) and comprehensive income (loss) and condensed statement of cash flows of Tucows Inc. for the year ended December 31, 2022 each of which are included in this Annual Report on Form 10K.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

Vaughan, Canada
March 13, 2025